UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2008

MORLEX, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-30144	84-1028977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York		10170
(Address of principal executive offices)		(Zip Code)

(212) 581-5150
(Registrant’s telephone number, including area code)

N/A
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words “expects,” “anticipates,” “intends,” “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in our current report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2008. We undertake no obligation to publicly update the forward-looking statements or reflect events or circumstances after the date of this report.

Item 1.01.    Entry into a Material Definitive Agreement.

On July 16, 2008, Morlex, Inc. (the “Company”) and its subsidiaries, Duncan Media Group, Inc. (“Duncan”) and Superfly Advertising, Inc. (“Superfly”), entered into a Release and Settlement Agreement (“Settlement Agreement”) with Treefrog Commerce, Inc. (“Treefrog”), Clark M. Scott, III and Nick Hensgen.

As previously reported, Duncan acquired Superfly (“Superfly Transaction”) pursuant to a Stock Purchase Agreement dated December 22, 2006 by and among Duncan, Superfly, Mr. Clark and Mr. Hensgen. Pursuant to the Stock Purchase Agreement, Messrs. Clark and Hensgen, as seller parties, made certain representations and warranties, were bound by certain covenants regarding confidentiality and noncompetition, and were liable for indemnification obligations related to the breach of such representations, warranties and covenants. As part of the purchase price, Messrs. Clark and Hensgen received from Superfly junior subordinated notes in the aggregate principal amount of $1,500,000 (“Notes”). The Notes were guaranteed by Duncan pursuant to Guaranty Agreements dated January 22, 2007 between Duncan and Mr. Clark and Mr. Hensgen, respectively. As of the date of the Settlement Agreement, the outstanding principal balances on the Notes were $800,260.06, with respect to Mr. Clark, and $88,917.88, with respect to Mr. Hensgen.

In connection with and immediately prior to the Superfly Transaction, Treefrog was acquired by Superfly pursuant to a Stock Transfer Agreement by and among Superfly, Treefrog, Messrs. Clark and Hensgen and other minority shareholders of Treefrog (“Treefrog Transaction”). Messrs. Clark and Hensgen were officers of Treefrog and parties to certain Nondisclosure, Nonsolicitation, Noncompetition and Inventions Agreements, respectively, with Treefrog, which contained covenants that survived the Stock Transfer Agreement (“Noncompetition Agreements”).

At the time of the Superfly Transaction, Mr. Hensgen was the President of Superfly under an employment agreement containing certain covenants that survived the termination of Mr. Hensgen’s employment (“Hensgen Employment Agreement”). Mr. Hensgen continued his employment under the Hensgen Employment Agreement as an officer of Duncan and the Company after the Superfly Acquisition and until June 13, 2008.

Pursuant to the Settlement Agreement, Messrs. Clark and Hensgen have canceled the Notes and released any and all claims they may have against Superfly, Duncan, the Company and Treefrog. In consideration for such cancellation and release, Superfly, Duncan, the Company and Treefrog have released Messrs. Clark and Hensgen from any and all obligations and potential liability they have or may have under the Stock Purchase Agreement, Stock Transfer Agreement, Notes, Guaranty Agreements, Noncompetition Agreements, Treefrog Transaction and Superfly Transaction and, with respect to Mr. Hensgen, the Hensgen Employment Agreement. In addition, Superfly transferred to Messrs. Clark and Hensgen all rights in and to the internet domain names “Beauty.org” and “InternetFrog.com.”

The foregoing is a summary of certain material terms and conditions of the Settlement Agreement, and not a complete discussion of that agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Settlement Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02.    Termination of a Material Definitive Agreement.

The disclosure set forth in Item 1.01 to this report is incorporated into this item by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Release and Settlement Agreement dated July 16, 2008 by and between the Company and certain of its subsidiaries, Treefrog Commerce, Inc., Clark M. Scott, III and Nick Hensgen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORLEX, INC.

Dated: July 31, 2008	By:	/s/ Richard J. Berman
Name: Richard J. Berman
Title: Chief Executive Officer